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                                                                 EXHIBIT (d)(ii)

                INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT

                               AMENDED SCHEDULE A

                  FUND                                     FUND EFFECTIVE DATE
                  ----                                     -------------------
Schwab 1000 Fund                                           April 2, 1991

Schwab Short-Term Bond Market Fund
   (Formerly known as Schwab Short-Term
   Bond Market Index Fund and
   Schwab Short/Intermediate
   Government Bond Fund)                                   November 4, 1991

Schwab California Long-Term                                February 20, 1992
  Tax-Free Bond Fund

Schwab Long-Term Tax-Free                                  July 30, 1992
  Bond Fund

Schwab Total Bond Market Fund
   (Formerly known as Schwab Total Bond
   Market Index Fund and Schwab
   Long-Term Government
   Bond Fund)                                              March 1, 1993

Schwab Short/Intermediate Tax-Free                         March 1, 1993
  Bond Fund

Schwab California Short/Intermediate                       March 1, 1993
  Tax-Free Bond Fund

Schwab YieldPlus Fund                                      July 21, 1999

Schwab GNMA Fund                                           January 27, 2003

Schwab California Tax-Free YieldPlus Fund                  November 15, 2004

Schwab Tax-Free YieldPlus Fund                             November 15, 2004

                                        SCHWAB INVESTMENTS

                                        By:      _______________________
                                        Name:    Stephen B. Ward
                                        Title:   Senior Vice President and Chief
                                                 Investment Officer

                                        CHARLES SCHWAB INVESTMENT
                                        MANAGEMENT, INC.

                                        By:      ______________________
                                        Name:    Evelyn Dilsaver
                                        Title:   President and Chief Executive
                                                 Officer

                               AMENDED SCHEDULE D

                              ADVISORY FEE SCHEDULE

                                      FUND                                                    FUND EFFECTIVE DATE
                                      ----                                                    -------------------
SCHWAB 1000 FUND                                                                              APRIL 2, 1991

The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

SCHWAB SHORT-TERM BOND MARKET FUND                                                            NOVEMBER 15, 1999

(Formerly known as Schwab Short-Term Bond Market Index Fund and Schwab
Short/Intermediate Government Bond Fund)

The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

SCHWAB CALIFORNIA LONG-TERM TAX-FREE BOND FUND                                                NOVEMBER 15, 1999

The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

SCHWAB LONG-TERM TAX-FREE BOND FUND                                                           NOVEMBER 15, 1999

The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

SCHWAB SHORT/INTERMEDIATE TAX-FREE BOND FUND                                                  NOVEMBER 15, 1999

The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

SCHWAB TOTAL BOND MARKET FUND                                                                 NOVEMBER 15, 1999

(Formerly known as Schwab Total Bond Market Index Fund and Schwab Long-Term
Government Bond Fund) The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

SCHWAB CALIFORNIA SHORT/INTERMEDIATE TAX-FREE BOND FUND                                       NOVEMBER 15, 1999

The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

SCHWAB YIELDPLUS FUND                                                                         JULY 21, 1999

The annual fee, payable monthly, is 0.35% of the Fund's average daily net assets not in excess of $500 million and 0.30% of such assets over $500 million.

SCHWAB GNMA FUND                                                                              JANUARY 27, 2003

The annual fee, payable monthly, is 0.30 of the Fund's average daily net assets.

SCHWAB CALIFORNIA TAX-FREE YIELDPLUS FUND                                                     NOVEMBER 15, 2004

The annual fee, payable monthly, is 0.35% of the Fund's average daily net assets not in excess of $500 million and 0.30% of such assets over $500 million.

SCHWAB TAX-FREE YIELDPLUS FUND                                                                NOVEMBER 15, 2004

The annual fee, payable monthly, is 0.35% of the Fund's average daily net assets not in excess of $500 million and 0.30% of such assets over $500 million.

                                       SCHWAB INVESTMENTS

                                       By:      ______________________
                                       Name:    Stephen B. Ward
                                       Title:   Senior Vice President and Chief
                                                Investment Officer

                                       CHARLES SCHWAB INVESTMENT
                                       MANAGEMENT, INC.

                                       By:      ______________________
                                       Name:    Evelyn Dilsaver
                                       Title:   President and Chief Executive
                                                Officer